UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016 (January 6, 2016)

KEMPHARM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 Crosspark Road, Suite 100 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On January 6, 2016, KemPharm, Inc., a Delaware corporation (the “Company”), entered into a Second Amendment (the “Second Amendment”) to Senior Secured Convertible Note (as amended, the “Note”) and Warrant (as amended, the “Warrant”), by and between the Company and Deerfield Private Design Fund III, L.P. The Second Amendment, among other things, clarifies the calculation of an anti-dilution adjustment of the conversion price and exercise price of the Note and Warrant, respectively, in the event that the Company effects a firm commitment underwritten public offering of its securities. Except as modified by the Second Amendment, all terms and conditions of the Note and Warrant remain in full force and effect. The foregoing summary of the Second Amendment is not complete and is qualified in its entirety by reference to the Second Amendment, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01Other Events.

On January 6, 2016, the Company entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with DeWaay Financial Network, L.L.C. (“DFN”) and Donald DeWaay, Jr. pursuant to which, among other things, DFN agreed, in exchange for the consideration described therein, to dismiss with prejudice its pending appeal to the Supreme Court of Iowa of the grant of summary judgment in the Company’s favor by the Iowa District Court for Polk County, Iowa.  DFN’s appeal was subsequently dismissed by the Supreme Court of Iowa on January 7, 2016.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Second Amendment to Senior Secured Convertible Note and Warrant by and between the Company and Deerfield Private Design Fund III, L.P., dated as of January 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEMPHARM, INC.

Date: January 11, 2016	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to Senior Secured Convertible Note and Warrant by and between the Company and Deerfield Private Design Fund III, L.P., dated as of January 6, 2016.